Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-265898) of our report dated April 9, 2025 with respect to the consolidated financial statements of MMTec, Inc., which appears in this Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Assentsure PAC

Assentsure PAC

Singapore

April 9, 2025